UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2025 (November 24, 2025)

Warner Music Group Corp.

(Exact name of Registrant as specified in its charter)

Delaware	001-32502	13-4271875
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1633 Broadway,
New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 275-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of Exchange on which Registered
Class A Common Stock	WMG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 24, 2025, Warner Music Group Corp. (the “Company”) entered into an amendment (the “Amendment”) to the employment agreement (the “Employment Agreement”) with its Chief Executive Officer, Robert Kyncl.

Prior to the Amendment, the Employment Agreement contemplated that Mr. Kyncl would receive a one-time award of options to purchase the Company’s stock having a target value of $10,000,000 (the “Options”). The Amendment provides that these Options will be granted when the Amendment is executed and will consist of three tranches, each having a grant date fair market value of $3,333,333. The Amendment also provides that the three tranches of Options include performance conditions requiring that, for at least 20 consecutive trading days within three years from November 24, 2025, the closing price of a share of the Company’s Common Stock must exceed the level that would result in a total shareholder return of 8%, 10%, and 12%, respectively, from the grant date (the “Performance Conditions”). Further, the Amendment provides that the Options (i) have a grant date of November 24, 2025, (ii) have a seven-year term, (iii) have an exercise price equal to the volume-weighted average price of a share of the Company’s Common Stock on November 24, 2025, (iv) will vest in equal annual installments on each of the first three anniversaries of the grant date, and (v) will become exercisable subject to the achievement of the Performance Conditions.

The Amendment also provides for an annual grant of performance share units having a target value of $5,000,000 (the “Annual PSU Award”), with the first grant to be made in January 2026. Each Annual PSU Award will vest on the third anniversary of the grant date subject to Mr. Kyncl’s continued employment, with the actual number of shares of the Company’s Common Stock earned to be determined based on the achievement of financial and long-term goals to be established by the Company.

The Amendment also provides that, if Mr. Kyncl’s employment is terminated by the Company without “cause” or by Mr. Kyncl for “good reason,” the cash portion of his severance entitlement will be equal to the value of his total annual target cash and equity compensation, an amount equal to the Company’s good faith estimate of Mr. Kyncl’s out-of-pocket cost for COBRA health plan continuation coverage for 12 months (including a tax gross-up for such out-of-pocket cost), and a pro rata annual bonus for the year of termination.

All other terms of Mr. Kyncl’s employment remain unchanged from their previously disclosed terms.

The foregoing description of the Amendment is subject to, and qualified in its entirety by, the complete text of the Amendment, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the period ending December 31, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WARNER MUSIC GROUP CORP.

By:	/s/ Paul M. Robinson
Paul M. Robinson
Executive Vice President and General Counsel

Date: December 1, 2025